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                                                                  EXHIBIT 10.2

                       SECOND AMENDED EMPLOYMENT AGREEMENT




     THIS AMENDED EMPLOYMENT AGREEMENT, made and entered into this 1st day of June, 1994, by and between WESBANCO BANK
FAIRMONT, NATIONAL ASSOCIATION, Fairmont, West Virginia, a national banking association, hereinafter referred to as "Bank", and PATRICK L.
SCHULTE, hereinafter referred to as "Employee", and WESBANCO, INC., a West Virginia corporation, hereinafter referred to as "Wesbanco".
     WHEREAS, Employee heretofore executed an Employment Agreement under date of February 28, 1994, as amended by Agreement dated May 10, 1994, providing for terms and conditions of employment with the Bank (hereinafter collectively called "Agreement"); and
     WHEREAS, due to changes which have arisen with respect to the physical health of Employee and in consideration of the personal well-being of Employee in light thereof, the Employee and the Bank hereby desire to provide for certain amendments to the Agreement to permit the Employee to retire effective June 1, 1994, to provide for the payment of certain benefits, and to make certain modifications and amendments to said Agreement as a consequence.
     WITNESSETH THAT: In consideration of the mutual promises and undertakings hereinafter set forth, the parties hereto agree as follows:
     1. RETIREMENT. Effective June 1, 1994, Employee shall retire from active full time employment with the Bank and shall no longer be considered a full time Employee thereof. Employee shall, however, serve in the position of Vice-Chairman of the Bank so long as he shall continue as a member of the Board of Directors of Bank. Additionally, effective June 1, 1994,

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Employee shall resign as an officer of Wesbanco and shall no longer be considered an officer of Wesbanco as of such date.
     2. INSTALLMENT PAYMENTS. In consideration for Employee's services, consultation and advice, and as consideration for the modification of his Agreement with the Bank, the Bank agrees to pay Employee, and Employee agrees to accept, monthly payments in the gross amount of Nine Thousand Seven Hundred Twenty-two Dollars ($9,722.00) per month over a period of thirty-six
(36) months, beginning June 1, 1994. Said payments shall continue until all thirty-six (36) monthly payments have been paid. In the event of the death of Employee prior to the expiration of such payments, such payments shall be made to the surviving spouse of Employee and in the event of her death prior to the expiration of such payments, to the estate of the surviving spouse of Employee. The parties hereto acknowledge that such payments shall not be considered as compensation for purposes of Wesbanco's and Bank's Defined Benefit Pension
Plan or Wesbanco's Employee Stock Ownership Plan.
     3. HOSPITALIZATION BENEFITS AND LIFE INSURANCE. In accordance with the provisions of Paragraph 7 of the Agreement, the Bank shall continue to provide hospitalization coverage for Employee and Employee's spouse in accordance with the Bank's group hospitalization plan in effect from time to time until Employee and Employee's spouse reach age sixty-five (65). Employee shall also continue to be covered as a retired Employee under the existing group life policy of Wesbanco Bank Fairmont, National Association, which the parties agree would provide continuing coverage up to one-fourth of Employee's most recent life insurance benefit, or a minimum of Eighty-seven Thousand Five Hundred Dollars ($87,500.00), to the extent coverage can be provided under such policy.

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     4.  CONTINUATION AS A MEMBER OF THE BOARD OF DIRECTORS OF BANKS
AND WESBANCO. It is anticipated that Employee shall continue as a member of the Board of Directors of Wesbanco and the continuing affiliate banks of the Wesbanco system upon which Employee presently serves. Additionally, it is anticipated that Employee will continue as a member of the Executive
Committee of Wesbanco. In light of the payments made hereunder, and in light of the existing policies of Wesbanco, Employee shall not be entitled to fees as a member of the Board of Directors of any of the affiliate banks of Wesbanco, except Wesbanco Bank Fairmont, National Association, during the period in which Employee is receiving payments hereunder.
     5. SUPERSEDING AGREEMENT. This Agreement is intended to amend and supersede the terms and provisions of the Agreement and is intended to be binding upon the Bank's successors and assigns, including, without limitation, any company or corporation which may acquire substantially all of the Bank's assets or business, or with, or into which, Bank may be merged or otherwise consolidated. Provided, however, Employee may elect to rescind this Agreement by written notice to the Bank delivered not earlier than March 31, 1995, whereupon this Agreement shall terminate. In the event this Agreement is terminated as provided in the immediately preceding sentence, all of the then remaining of the 36 payments described in the Agreement (and as further referred to in Paragraph 2 hereof) shall be paid on account of the retirement of the Employee.
     6. CERTAIN OBLIGATIONS OF WESBANCO. While the parties acknowledge that certain provisions of this Agreement may be unenforceable in some respects against the Bank, pursuant to applicable banking law, it is nonetheless the intention of the parties to create, pursuant to this Agreement, a valid and binding Agreement with specified benefits. As an inducement for Employee and Bank to enter into this Agreement whereby Employee would be retired from full time employment with the Bank, Wesbanco hereby undertakes the independent, separate and unconditional obligation to pay the amounts which are or may become due to Employee under this Agreement as set forth herein, regardless of the status of the direct or indirect enforceability

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or validity of Bank's obligation under applicable banking law to pay any or all such amounts as may be due hereunder to Employee. Wesbanco hereby specifically waives any rights it may otherwise have to indemnification or contribution from Bank or to be subrogated to the claim of Employee hereunder in the event that such payments as are made by Wesbanco would be unenforceable or invalid for any reason against the Bank.
     7. MISCELLANEOUS. The invalidity or unenforceability of any term or provision of this Agreement as against any one or more parties hereto, shall not impair or affect the other provisions hereof or the enforceability of said term or provision against the other parties hereto, and notwithstanding any such invalidity or unenforceability, each term or provision hereof shall remain in full force and effect to the full extent consistent with law.
     8. SUPPLEMENTAL BENEFITS. The parties hereto acknowledge the continuing understanding set forth in Section 3(A) of the Agreement that, to the extent that the recent merger between First Fidelity Bancorp, Inc. and FFB Corporation would adversely impact the continuation of any benefit programs affecting Employee, not otherwise herein specifically addressed, the Bank and Wesbanco hereby covenant and agree to replace by separate insurance or compensation, or to otherwise make Employee whole on an after tax basis with respect to, any such benefits to which the Employee might otherwise have been entitled but for such merger.
     9.  SOCIAL SECURITY TAXES.  The parties acknowledge that this
Second Amended Employment Agreement may result in additional Social
Security Taxes being incurred by Employee for the payments to be received by Employee hereunder, over and above the amounts to which such payments might have been subject by reason of the Amended Employment Agreement dated May
10, 1994. Accordingly, Bank hereby agrees to indemnify and save Employee harmless from any such additional social security taxes for the payments to be made for the period from January 1, 1995, through and including April 30, 1995, or such longer period as this Second Amended Employment Agreement remains in effect as herein provided.

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     IN WITNESS WHEREOF, Bank and Wesbanco have caused these
presents to be signed, and their corporate seals to be hereto affixed, and Employee has hereto affixed his signature and seal, at Fairmont, West Virginia, as of the day and year first above written.

                                      WESBANCO BANK FAIRMONT,
                                      NATIONAL ASSOCIATION


                                      By /s/ Frank Kerekes
                                        --------------------------------
                                           Its President
                                              -----------------

(CORPORATE SEAL)

ATTEST:

/s/ Aaron L. Hawkins
- ---------------------------
        Secretary


                                       WESBANCO, INC.


                                       By /s/ James C. Gardill
                                         --------------------------------
                                             Its Chairman
                                                 -------------------


(CORPORATE SEAL)

ATTEST:

/s/ Shirley A. Bucan
- ---------------------------
       Secretary


                                       /s/Patrick L. Shulte
                                       ----------------------------------
                                       PATRICK L. SCHULTE



This instrument was prepared by James C. Gardill, Esq., PHILLIPS, GARDILL, KAISER, & ALTMEYER, 61-14th Street, Wheeling, WV, 26003.

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